CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form 10-SB/A of our report dated April 21, 2005, on our audits of the consolidated financial statements of Freedom Financial Group, Inc. as of and for the years ended December 31, 2004 and 2003.


                                          /S/ BKD, LLP

Springfield, Missouri
September 28, 2005